                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-3 of our report dated April 30, 1999 except for Note 1, as to which the date is October 15, 1999, relating to the consolidated financial statements of Orrengrove Investments Ltd. and Subsidiaries (a Development Stage Company), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

McLean, Virginia
February 15, 2000